Exhibit 99.1

INFINITI SYSTEMS GROUP, INC.

FINANCIAL STATEMENTS

YEARS ENDED

December 31, 2010 and 2009

INFINITI SYSTEMS GROUP INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of the Independent Registered Public Accountant	1

Financial Statements

Balance Sheet as of December 31, 2010 and 2009	2

Statement of Operations for the years ended December 31, 2010 and 2009	3

Statement of Stockholder’s Equity	4

Statement of Cash Flows for the years ended December, 31, 2010 and 2009	5

Notes to the Financial Statements.	6-12

HARRIS F.RATTRAY CPA
1601 Palm Avenue
Pembroke Pines, FL 33026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors and Stockholders
Infiniti Systems Group, Inc.
Brecksville, Ohio

I have audited the accompanying balance sheet of Infiniti Systems Group, Inc., (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform an audit of its internal control over financial reporting. My audit included consideration over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Accordingly I express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infiniti Systems Group, Inc. at December 31, 2010 and 2009, and the related statements of operations and cash flows for the years ended December, 31 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/HARRIS F. RATTRAY CPA
Pembroke Pines, Florida
January 17, 2012,

INFINITI SYSTEMS GROUP, INC.
Statements of Stockholders' Deficiency
As of December 31, 2010 and 2009

		Common	Additional
	Common	Stock	Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total

Beginning balance, January 1, 2009	500	$-	$203,550	$(1,135,125)	$(931,075)

Net Profit, December 31, 2009				(74,813)	(74,813)

BALANCE DECEMBER 31, 2009	500	$-	$203,550	$(1,209,938)	(1,005,888)

Net Profit, December 31, 2010				62,324	62,324

BALANCE DECEMBER 31, 2010	500	$-	$203,550	$(1,147,613)	(943,563)

The accompanying notes are an integral part of these financial statements

INFINITI SYSTEMS GROUP, INC.
BALANCE SHEET
As at December 31,

	2010	2009
ASSETS

Current assets:
Cash	$64,194	$99,007
Accounts receivable	332,657	387,157
Other current assets	13,443	13,113
Total current assets	410,295	499,277

Property and equipment, net	4,653	8,301

Total assets	$414,948	$507,578

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable	$251,133	$375,744
Accrued expenses and other current liabilities	71,204	75,790
Current portion of long term loans	88,053	88,053
Total current liabilities	410,390	539,587

Notes and debentures payable - stockholders	790,902	803,702
Loans from stockholders	96,191	72,327
Long term loans	61,028	97,850
	948,121	973,879
Total liabilities	$1,358,511	$1,513,466

Stockholders' (Deficit):
Common stock, no par value; 750 shares authorized;
100 shares issued and outstanding as of December 31, 2010 and
December 31, 2009	500	500
Additional paid-in capital	203,550	203,550
Accumulated deficit	(1,147,613)	(1,209,938)
Total Stockholders' (deficit)	(943,563)	(1,005,888)
Total liabilities and stockholder deficit	$414,948	$507,578

The accompanying notes are an integral part of these financial statements

INFINITI SYSTEMS GROUP, INC.
STATEMENT OF OPERATIONS
For the Years Ended December 31,

	2010	2009

Revenues	$3,288,837	$2,366,900

Cost of Sales	1,850,738	1,069,168

Gross Profit	1,438,099	1,297,732

Expenses:
General and administrative	1,339,741	1,377,344
Interest expense	102,218	74,604
Depreciation and amortization	7,152	11,018

Total expenses	1,449,111	1,462,966

(Loss) from operations	(11,012)	(165,234)

Other income	73,336	90,421

Net profit/(loss)	$62,324	$(74,813)

Net profit/(loss) per share-Basic and Diluted	$623.24	$(748.13)

Weighted average number of shares of
common stock outstanding Basic and Diluted	100	100

The accompanying notes are an integral part of these financial statements

INFINITI SYSTEMS GROUP, INC.
STATEMENT OF CASH FLOWS
For the Years Ended December 31,

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit /(loss)	$62,324	$(74,813)
Adjustments to reconcile increase/(decrease) in net assets to cash provided by operating activities:
Depreciation	7,152	11,018
Changes in operating assets and liabilities:
Accounts receivable	54,500	(66,972)
Other current receivables	(330)	13,001
Accounts payable	(124,611)	(17,982)
Increase/(decrease) in accrued expenses and
other current liabilities	(4,587)	10,420
Current portion of long term loans	-	88,053
(Gain) on disposal of property and equipment	-	(20,000)

Net cash provided by operating activities	(5,552)	(175,508)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,504)	(1,141)
Proceeds from property and equipment sold	-	20,000
Net cash (used in)/provided by investing activities	(3,504)	18,859

CASH FLOWS FROM FINANCING ACTIVITIES:
( Decrease) in notes and debentures payable - stockholders	(12,800)	(15,091)
Increase/(decrease) in loan from stockholder	23,864	(14,705)
Increase in stockholders' equity	-	21,050
(Decrease)/Increase in long term loans	(36,822)	69,032
Net cash (used in)/provided by financing activities	(25,757)	166,633

(DECREASE)INCREASE IN CASH	(34,813)	11,125

CASH - BEGINNING OF YEAR	99,007	87,882

CASH - END OF YEAR	$64,194	$99,007

The accompanying notes are an integral part of these financial statements

INFINITY SYSTEMS GROUP, INC.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Infiniti Systems Group, Inc was organized under the laws of the State of Ohio on January 2 1995. The Company provides technology integration services to businesses. These services include management consulting, e-business services, application development, facilities development and network development. The Company’s principal office is in Brecksville, Ohio, with an additional office in Raleigh, North Carolina. On December 11, 1998, the Company changed its corporate name from J.L. Consulting, Inc. to Infiniti Systems Group, Inc.

NOTE 2 - GOING CONCERN

The Company’s primary source of operating funds since inception has been its stockholders and note financings. The Company intends to raise additional capital through private debt and equity investors. There is no assurance whether the Company will be able to generate enough revenue and raise enough capital to support those operations. This raises substantial doubt about the Company's ability to continue as a going concern.

As shown in the accompanying financial statements, the Company incurred cumulative net losses as at December 31, 2010 of $1,147,613

Management states that they are confident that they can improve operations and raise the appropriate funds to grow their underlying business and acquire other businesses. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has elected December 31 as its annual year-end.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents - Cash and cash equivalents include cash and cash in banks. The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Net Earnings (Loss) Per Share - Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings (losses) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding. as of December 31, 2010. There are no outstanding stock options or stock warrants that would have affected the computation.

Revenue Recognition - The Company will recognize revenue upon completion of its services to be rendered or delivery of products to its customers.

Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for major renewals and betterments that extend over the useful lives of property and equipment are capitalized. Depreciation and amortization of property and equipment is recorded using the straight-line method over the estimated useful life of the relative assets, which range as follows:

Furniture & Fixtures	5-7 years
Office Equipment	5-7 years
Computer Software	5

Expenditures for maintenance and repairs are charged to expense as incurred

Fair Value of Financial Instruments - The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of our short term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuance of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

No such items existed as of December 31, 2010 or 2009.

Recent Accounting Pronouncements - In January 2010, the FASB issued guidance requiring new disclosures and clarifying existing disclosure requirements about fair value measurement. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  Specifically, the amendments now require a reporting entity to:

•     Disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

•     Present separately information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements using significant unobservable inputs.

In addition, the guidance clarifies the requirements of the following disclosures:

•     For purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

•     A reporting entity is to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

The guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted.  The Company adopted the revised disclosure guidance in the first quarter of 2009 and the adoption did not have a material impact on the Company’s financial statements as of and for the years ended December 31, 2010 and 2009.

In February 2010, the FASB issued an update which amends the subsequent events disclosure guidance.  The amendments include a definition of an SEC filer, requires an SEC filer to evaluate subsequent events through the date the financial statements are issued, and removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated.  This guidance was effective upon issuance for the Company.

The Company does not believe that there are any other new accounting pronouncements that the Company is required to adopt that are likely to have a material effect on the Company’s  financial statements upon adoption.

Subsequent Events - Management has evaluated subsequent events to determine whether events or transactions occurring through January 17, 2012, the date on which the financial statements were available to be issued, will require potential adjustment to or disclosure in the Company’s financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and Equipment include the following:

	December 31, 2010	December 31, 2009

Computer and peripherals	$176,864	$174,315
Office equipment	59,816	59,816

Computer software	28,424	28,424
	265,104	262,555
Less: accumulated depreciation	(260,452)	(254,254)
Property and Equipment, net	$4,652	$8,301

Depreciation expense amounted to $6,198 and $10,627 for the years ended December 31, 2010 and 2009, respectively.

NOTE 4 - INCOME TAX

The Company, with the consent of its original stockholders, elected under the Internal Revenue Code to be taxed as a sub-chapter S corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the company’s taxable income. Therefore, no liability for Federal or Ohio income taxes has been included in the financial statements. North Carolina and Ohio City corporate income taxes were expensed when paid.

NOTE 5 - NOTES PAYABLE

During the years ended December 31, 2010 and 2009, the Company issued certain revolving lines of credit aggregating $605,667 and $780,457, respectively.  The notes bear interest between 0% and 22.24% per annum.

Line of Credit – Independence Bank – The Company has a $350,000 revolving line of credit with is bank, all of which was used at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 1.25% over the bank’s prime rate.  Interest is payable monthly.  The credit line is secured by all assets of the Company, including accounts receivable, inventory (if acquired), office equipment and the personal guaranty of an officer/stockholder.

Line of Credit- Other – The Company has a $34,500 revolving line of credit with American Express, $13,111 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 5.50% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $14,100 revolving line of credit with Bank Atlantic, $562 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 8.24% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $25,000 revolving line of credit with Bank of America, $7,812 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 7.99% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $35,800 revolving line of credit with JP Morgan Chase Bank, $2,263 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 22.24% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $12,300 revolving line of credit with Chevy Chase, $2,445 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 7.24% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $15,300 revolving line of credit with American Express, $6,675 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an introductory interest rate of 0% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Line of Credit- Other – The Company has a $100,000 revolving line of credit with Wells Fargo, $160 of which was unused at December 31, 2010.  Advances on the credit line are payable on demand and carry an interest rate of 7.75% at December 31, 2010.  Interest is payable monthly.  The credit line is unsecured.

Convertible Debentures – On March 1, 2010, the Company renewed convertible debentures in the amount of $25,000.  The debentures pay quarterly interest of 14% and mature February 28, 2012.  Upon maturity, principal and unpaid interest are payable in four equal, interest-free quarterly installments, the first of which is due on month after maturity.  Prepayments of principal and interest are prohibited unless agreed to by the debenture holder.  The debentures may be converted after November 1, 2011 and prior to maturity.  The debentures are convertible into a number of common shares equal to one share of common stock for each $25,000 of principal owing on the conversion date.  Any accrued but unpaid principal owed at the time of conversion is to be paid in cash.  The debenture requires that any distribution to stockholders made while the debenture is outstanding be accompanied by a payment to the debenture holder in the amount that would have been received by the debenture holder had the debenture been converted to common stock immediately prior to the stockholder distribution.

NOTE 6 - LONG TERM DEBT

In June, 2010, the Company obtained a $209,905 term loan from its bank.  The proceeds of the term loan were used to reduce the outstanding balances of the Company’s line of credit with the bank.  The loan requires 69 monthly principal payments of $3000, plus monthly interest of 1.25% over the bank’s prime rate.  The term loan is secured by the personal guaranty of a Company stockholder.

In July, 2010, the Company obtained a $50,000 loan from an officer/stockholder.  The loan requires interest payments at a fixed rate of 7%, but specifies neither interest payment frequency nor a due date for the obligation.

In July, 2010, the Company obtained a $50,000 advance from a company specializing in small business financing.  In October, 2010, the Company obtained an additional $26,654 advance.  The loan is payable in daily installments of $474 (business days only) and is scheduled to be repaid in 2011.

In November, 2010, the Company obtained a $25,000 advance from a company specializing in small business financing.  The loan is payable in daily installments of $250 (business days only) and is scheduled to be repaid in 2011.

In March, 2008, the Company obtained a $12,500 loan from an officer/stockholder.  The loan requires interest payments at a fixed rate of 7%, but specifies neither interest payment frequency nor a due date for the obligation.

In June, 2008, the Company obtained a $50,000 loan from an officer/stockholder.  The loan requires 120 semi-monthly payments of $502, including principal and interest and bears interest at a fixed rate of 5.25%.  The loan is unsecured.

In August, 2008, the Company obtained a $30,000 term loan from an officer/stockholder.  The loan requires 120 semi-monthly payments of $292, including principal and interest, and bears interest at a fixed rate of 5%.  The loan is unsecured.

In January, 2007, the Company entered into a capital lease obligation for the purchase of computer equipment. The obligation required 36 monthly payments of $322, bore interest at approximately 16%, and was secured by the equipment under lease.  The obligation was paid in full during 2010.

In March, 2009, the Company converted rent arrearages in the amount of $138,454 into a term loan with its landlord.  The loan requires 48 monthly payments of $3,066 and bears interest at a fixed rate of 6%.  The loan is secured by an officer/stockholder of the Company.

During 2009, the Company obtained two $25,000 SBA-backed term loans from commercial banks.  Each loan requires 84 monthly payments of $390 and includes interest at 4.75% above the bank’s prime rate.  The originating interest is 8% for each loan.

Principal payments of long-term debt at December 31, 2010 are scheduled as follows:

2011	$144,847
2012	120,642
2013	64,214
2014	43,698
2015	44,335
2016	13,470

Total	$431,206

NOTE 7 - RELATED PARTY TRANSACTIONS

A related party has been paid $ 79,819 for professional services made on behalf of the company during the year ended December 31, 2010.

During the years ended December 31, 2010 and 2009, the Company obtained unsecured advances and loans from an officer/stockholder and from a major stockholder aggregating $96,191 and $72,327, respectively.  The notes bear interest between 5% and 7% per annum.

RENTALS UNDER OPERATING LEASES

The Company conducts its Cleveland operations from a leased facility.  The Cleveland office lease requires a monthly payment of $6,347 and expires in March, 2012.  Rent expense, amounted to $69,430 (2010) and $218,616 (2009).

The following is a schedule of future minimum rental payments required under the Company’s current operating leases:

2011	$76,158
2012	19,040
Total	$95,198

In March, 2009, the Company converted rent arrearages in the amount of $138,454 into a term loan with its landlord.  The loan requires 48 monthly payments of $3,066 and bears interest at a fixed rate of 6%.  The loan is secured by an officer/stockholder of the Company.